Exhibit 10.15

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of February 24, 2017 (this “Agreement”) is entered into among Green Dot Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto, and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, have entered into that certain Credit Agreement dated as of October 23, 2014 (as amended or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendments. The Credit Agreement is hereby amended as follows:

(a)     The following defined terms are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Earn-Out Amount” means, for any fiscal year, the Earn-Out Amount (as defined in the RushCard Acquisition Agreement in effect on the Fourth Amendment Effective Date) for such fiscal year, which for purposes of this definition shall be determined without giving effect to any payments in respect of any Earn-Out Prepayment Amount (as defined in the RushCard Acquisition Agreement in effect on the Fourth Amendment Effective Date) made during such fiscal year; provided, that, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the aggregate amount of any Earn-Out Amount included pursuant to clause (g) of the definition of Consolidated Fixed Charges shall not exceed $4,000,000.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution

Exhibit 10.15

established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Fourth Amendment Effective Date” means February 24, 2017.

“Green Dot Bank Dividend” means that certain one-time dividend made following the Fourth Amendment Effective Date by Green Dot Bank to the Borrower (it being understood that the Borrower shall be required to promptly upon receipt of such dividend deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying as to the amount of such dividend).

“Qualified ERO” means any electronic return originator that is a bona fide customer of the Borrower or any Non-Bank Subsidiary.

“RushCard Acquisition” means the acquisition, directly or indirectly, of UniRush by the Borrower pursuant to and in accordance with the RushCard Acquisition Agreement.

“RushCard Acquisition Agreement” means that certain Equity Purchase Agreement, dated as of January 25, 2017, by and among Empowerment Ventures, LLC, a Delaware limited liability company, UniRush and the Borrower.

“RushCard Acquisition Seller Note” means that certain Promissory Note issued by the Borrower in favor of Empowerment Ventures, LLC, a Delaware limited liability company, in connection with the RushCard Acquisition and evidencing Indebtedness in an aggregate principal amount not to exceed $75,000,000.

“UniRush” means UniRush, LLC, a Delaware limited liability company.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)     The definition of “Consolidated Fixed Charges” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Exhibit 10.15

“Consolidated Fixed Charges” means, for any period of four (4) consecutive fiscal quarters, for the Borrower and its Non-Bank Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Cash Taxes for such period plus (b) the cash portion of Consolidated Interest Charges for such period plus (c) Consolidated Scheduled Funded Debt Payments for such period plus (d) the aggregate amount of cash Restricted Payments made during such period to Persons other than the Borrower or a Subsidiary pursuant to Section 8.06(a), plus (e) without duplication of clause (a), the aggregate amount of cash Restricted Payments made by the Borrower during such period pursuant to Section 8.06(c), plus (f) the aggregate amount of cash Restricted Payments made by the Borrower during such period pursuant to Section 8.06(g) (other than any share repurchase made by the Borrower after September 1, 2015), plus (g) the aggregate amount of all payments made in cash during such period in respect of any Earn-Out Amount, all as determined in accordance with GAAP. Notwithstanding the foregoing, for any calculation of Consolidated Fixed Charges occurring prior to the one-year anniversary of the Closing Date, actual cash Consolidated Interest Charges from the Closing Date through the applicable fiscal quarter end shall be annualized for purposes of calculating the cash portion of Consolidated Interest Charges for the relevant calculation period of four fiscal quarters.

(c)     The second sentence in the definition of “Consolidated Scheduled Funded Debt Payments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness in respect of Capital Leases, Securitization Transactions and Synthetic Leases, (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05, and (d) shall not include the scheduled payment owing at maturity under the RushCard Acquisition Seller Note.

(d)     Clause (d) in the definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is amended by deleting the “or” immediately before clause (d)(ii) and adding a new clause (d)(iii) to read as follows:

or (iii) become the subject of a Bail-In Action

(e)     The phrase “arranged by federal funds brokers on such day” is hereby deleted from the definition of “Federal Funds Rate” in Section 1.01 of the Credit Agreement.

(f)     The definition of “MLPFS” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as a joint lead arranger and joint book runner.

(g)     Clause (d)(iii) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Exhibit 10.15

(iii) the Loan Parties have Liquidity of at least $75,000,000 (or, in the case of the RushCard Acquisition, the Loan Parties have Liquidity of at least $50,000,000), and with respect to any Permitted Acquisition in excess of $2,500,000 individually or $10,000,000 in the aggregate with all other Permitted Acquisitions in such fiscal year, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with this clause (d),

(h)     The phrase “No reallocation hereunder” in Section 2.15(a)(iv) of the Credit Agreement is hereby amended to read “Subject to Section 11.20, no reallocation hereunder”.

(i)     A new Section 6.26 is hereby added to the Credit Agreement to read as follows:

6.26     EEA Financial Institutions.

No Loan Party is an EEA Financial Institution.

(j)     Section 8.02 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (l) thereof, (ii) deleting the “.” at the end of clause (m) thereof and replacing it with “; and”, and (iii) inserting a new clause (n) to read as follows:

(n) advances made by the Borrower to financial institutions (or affiliates thereof) to consummate share repurchases permitted pursuant to Section 8.06(g) in connection with accelerated share repurchase programs.

(k)     Section 8.03 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (k) thereof, (ii) deleting the “.” at the end of clause (l) thereof and replacing it with “; and”, and (iii) inserting a new clause (m) to read as follows:

(m) contingent obligations (for the avoidance of doubt, excluding any Indebtedness for borrowed money) owing by the Borrower to financial institutions (or affiliates thereof) under Swap Contracts entered into to consummate share repurchases permitted pursuant to Section 8.06(g) in connection with accelerated share repurchase programs.

(l)     Section 8.06(g) of the Credit Agreement is hereby amended to read as follows:

(g) the Borrower may make any other Restricted Payment; provided, that, (x) no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom, (y) if such Restricted Payment is a share repurchase, the aggregate amount of such share repurchase, when taken together with the aggregate amount of all share repurchases consummated by the Borrower in the fiscal year in which such share repurchase is to be made, shall not exceed (A) $60,000,000, for the fiscal year ending December 31, 2016, (B) an amount equal to the lesser of (1) the amount of the Green Dot Bank Dividend, and (2) $50,000,000, for the fiscal year ending December 31, 2017, and (C) $50,000,000, for any fiscal year ending thereafter and (z) upon giving effect to such Restricted Payment on a Pro Forma Basis, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b), (B) the Consolidated Leverage Ratio is less than or equal to 1.50

Exhibit 10.15

to 1.0 (provided, however, that, the requirement of this clause (g)(z)(B) shall not apply with respect to any share repurchase consummated during the fiscal year ending December 31, 2017 to the extent such share repurchase is permitted pursuant to clause (g)(y)(B) above and the last proviso of this clause (g)) and (C) the Loan Parties have Liquidity of at least $75,000,000 (or, in the case of any share repurchase consummated during the fiscal year ending December 31, 2017 that is permitted pursuant to clause (g)(y)(B) above and the last proviso of this clause (g), the Loan Parties have Liquidity of at least $50,000,000), and, with respect to any such Restricted Payment in excess of $2,500,000 individually or $10,000,000 in the aggregate with all other such Restricted Payments made in any fiscal year, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with this clause (z); provided, further, that, the Borrower shall not make any share repurchases during the fiscal year ending December 31, 2017 unless and until the Borrower shall have received the Green Dot Bank Dividend and delivered to the Administrative Agent the certificate required by the definition of “Green Dot Bank Dividend” set forth in Section 1.01.

(m)     Section 8.07(b) of the Credit Agreement is hereby amended to read as follows:

(b)     With respect to each Bank Subsidiary, (i) engage in any material line of business substantially different from Green Dot Bank’s banking business on the Closing Date, the primary purpose of which is the facilitation of the Borrower’s prepaid card business and activities incidental or ancillary thereto (it being understood that a Bank Subsidiary may engage in secured credit card lending to the extent permitted by clause (ii) of this Section 8.07(b)), (ii) make or hold any Investments other than (x) loans of Green Dot Bank in existence as of the Closing Date (it being understood that such loans shall continue until maturity thereof), loans and Investments made under the Community Reinvestment Act, other local and personal loans within Green Dot Bank’s community consistent with past practice and loans and other extensions of credit made in connection with Green Dot Bank’s secured credit card program; provided, that, all such loans, extensions of credit and other Investments under this clause (x) shall not exceed $12,000,000 in the aggregate at any time outstanding, (y) loans made by Green Dot Bank to any Qualified ERO in the ordinary course of business; provided, that, as of any date of determination, the aggregate outstanding amount of all such loans made in reliance on this clause (y) shall not exceed the greater of (A) $71,000,000 and (B) ten percent (10%) of the total assets (as determined in accordance with GAAP) of Green Dot Bank determined as of the most recently ended fiscal quarter on or prior to such date of determination and (z) Investments held in the form of cash or Cash Equivalents and other customary highly liquid bank Investments of cash in the ordinary course of business, (iii) consummate any Acquisition or (iv) create, incur, assume of suffer to exist any Indebtedness outside of the ordinary course of business (including, for the avoidance of doubt, any bank credit facility or capital markets Indebtedness).

(n)     A new Section 11.20 is hereby added to the Credit Agreement to read as follows:

11.20     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary

Exhibit 10.15

in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

2.     Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)     receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders, and the Administrative Agent; and

(b)     receipt by the Administrative Agent, on behalf of each Lender consenting to this Agreement on or before 5:00 p.m. Eastern time on February 24, 2017, an amendment fee equal to ten basis points (0.10%) times the sum of (i) the amount of the Revolving Commitment of such Lender as of the date hereof plus (ii) the aggregate principal amount of the Term Loan held by such Lender outstanding as of the date hereof.

3.     Miscellaneous.

(a)     The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.

(b)     Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that

Exhibit 10.15

this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)     The Borrower and the Guarantors hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(iii) No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(d)     The Loan Parties represent and warrant to the Lenders that (i) after giving effect to this Agreement, the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and (ii) after giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)     This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)     THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO HERETO, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	GREEN DOT CORPORATION,
a Delaware corporation
By: /s/ Steven W. Streit
Name: Steven W. Streit
Title: CEO

GUARANTORS:	SBBT HOLDINGS, LLC,
a Delaware limited liability company

By:	Green Dot Corporation, a Delaware corporation, its sole member
By: /s/ Steven W. Streit
Name: Steven W. Streit
Title: CEO
INSIGHT CARD SERVICES, LLC,
an Alabama limited liability company

By:	Green Dot Corporation, a Delaware corporation, its sole member
By: /s/ Steven W. Streit
Name: Steven W. Streit
Title: CEO

SANTA BARBARA TAX PRODUCTS GROUP, LLC,a Delaware limited liability company

By:	SBBT Holdings, LLC, a Delaware limited liability company, its sole member

By:	Green Dot Corporation, a Delaware corporation, its sole member
By: /s/ Steven W. Streit
Name: Steven W. Streit
Title: CEO
SD FINANCIAL SERVICES, LLC (f/k/a TPG FINANCIAL SERVICES, LLC),
a Delaware limited liability company

By:	SBBT Holdings, LLC, a Delaware limited liability company, its sole member

By:	Green Dot Corporation, a Delaware corporation, its sole member
By: /s/ Steven W. Streit
Name: Steven W. Streit
Title: CEO
ACHIEVE FINANCIAL SERVICES, LLC,
a Delaware limited liability company

By:	Green Dot Corporation, a Delaware corporation, its sole member
By: /s/ Steven W. Streit
Name: Steven W. Streit
Title: CEO

ACCOUNTNOW, LLC.,
a Delaware corporation
By: GREEN DOT CORPORATION
a Delaware Corporation, its sole member
By: /s/ Steven W. Streit
Name:    Steven W. Streit
Title: CEO
ACCOUNTNOW SERVICES, INC.,
a Delaware corporation
By: /s/ David J. Petrini
Name:    David J. Petrini
Title: President
READY FINANCIAL GROUP, INC.,
an Idaho corporation
By: /s/ David J. Petrini
Name:    David J. Petrini
Title: President

NATIONAL CONSUMER CREDIT CORPORATION,
a Delaware corporation
By: /s/ David J. Petrini
Name:    David J. Petrini
Title: President

READYNOW MOBILE, INC.,
a Delaware corporation
By: /s/ David J. Petrini
Name:    David J. Petrini
Title: President

NFSE LLC,
a Delaware limited liability company

By:	AccountNow, LLC., its sole member

By:	GREEN DOT CORPORATION, its sole manager
By: /s/ Steven W. Streit
Name: Steven W. Streit
Title: CEO
NFINANSE PAYMENTS INC.,
a Nevada corporation
By: /s/ David J. Petrini
Name:    David J. Petrini
Title: President
NEXT ESTATE COMMUNICATIONS, INC.,
a Delaware corporation
By: /s/ Steven Streit
Name: Steven Streit
Title: CEO

ADMINISTRATIVE
AGENT:                BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Christine Trotter
Name: Christine Trotter
Title: Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender
By: /s/ Tasneem A. Ebrahim
Name: Tasneem A. Ebrahim
Title: Senior Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Jeremy Schultz
Name: Jeremy Schultz
Title: Managing Director
SILICON VALLEY BANK,
as a Lender
By: /s/ Raj Morey
Name: Raj Morey
Title: Director

CITIBANK, N.A.,
as a Lender
By: /s/ Marina Donskaya
Name: Marina Donskaya
Title: Vice President and Director
CITIZENS BANK, N.A.,
as a Lender
By: /s/ Darran Wee
Name: Darran Wee
Title: Senior Vice President

MANUFACTURERS BANK,
as a Lender
By: /s/ Dirk Price
Name: Dirk Price
Title: Vice President